UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K/A

(Amendment No. 2)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 30, 2023

FOMO WORLDWIDE, INC.

(Exact name of Registrant as specified in its Charter)

wyoming	001-13126	87-3971203
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

108 Scharberry Lane #2, Mars, PA 16046

(Address of principal executive offices)

(630) 708-0750

(Registrant’s Telephone Number)

831 W North Ave., Pittsburgh, PA 15233

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4© under the Exchange Act (17 CFR 240.13©(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common	FOMC	OTC Pink Current

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2) ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☒

Background.

This Second Amendment to Form 8-K filed May 1, 2023 notifies investors that FOMO WORLDWIDE, INC. has completed the following in regard to corporate actions/applications filed during May 2023 with FINRA’S Compliance Department (15c211 via Glendale Securities) and Corporate Actions Department:

1) our 15c211 was cleared by FINRA on February 7, 2024 restoring solicited quotes for our common shares;

2) the ticker ‘IGOT” was reserved with the NASDAQ on December 13, 2023;

3) our name change to “FOMO WORLDWIDE, INC.” from “FOMO CORP.” was completed on November 9, 2022 in our former state of incorporation California and on the SEC’s EDGAR system around that date;

4) our redomicile to Wyoming from California through a short-form merger into and with our wholly owned subsidiary by the same name was stamped by the Secretary of State of Wyoming on November 22, 2023, and our predecessor corporation in California was dissolved on or around that date. Our CUSIP has been changed to Wyoming and is on its sixth reminder for activation by CUSIP Global Services;

5) a 1-100 reverse split of common shares and proportionate adjustments of the conversion ratios of our Series A Preferred stock, Series B Preferred stock, and Series C Preferred stock was stamped by the Secretary of State of Wyoming on November 28, 2023 with certificates of determination for all classes of Preferred stock stamped by the Secretary of State of Wyoming on January 17, 2024.

Our Board of Directors and control Shareholder have resolved to cancel the 1-100 reverse split if FINRA is unable to complete its Rule 6490 review, provide a firm date for completion of its Rule 6490 review, or define binding final comments/changes in order to complete its Rule 6490 review of the reverse split corporate action by the close of business February 26, 2024. Regardless of the reverse split review outcome, we have requested that FINRA complete its Rule 6490 reviews of our ticker change, name change, and redomicile immediately. We believe we have met every requirement for all corporate actions at the state, federal, and regulatory levels by providing hundreds of files and thousands of pages of documentation, filings, shareholder lists, loan agreements, contracts, resolutions, exhibits, emails, and other.

Management believes FINRA is unreasonably withholding completion of its Rule 6490 reviews of FOMO’s corporate actions. FINRA refuses to identify any further or final comments nine months since we initiated the corporate actions, several months since we mailed our qualified DEF 14C to shareholders, and over one month since we replied to their latest comments. We believe those and many of FINRA’s other recent comments are immaterial or technical in nature. FINRA is preventing FOMO from accessing the capital markets due to refusal to complete Rule 6490 reviews of our corporate actions, a requirement of certain investors, and therefore has caused irreparable damage to our corporation, our stakeholders, our subsidiaries, and our operations that require capital. As a result, having exhausted all options, we are now assessing our legal remedies as a stand-alone plaintiff or part of a class action lawsuit against FINRA.

Separately, we are updating investors on holding company disclosure items and subsidiary developments including SMARTSolution Technologies, Inc., Diamond Technology Solutions, LLC, and Energy Intelligence Center LLC under Items 1.02, 2.01, 7.1, and 8.1 herein.

FOMO WORLDWIDE, INC. is referred to herein as “FOMO”, “we”, “us”, or the “Company”.

Item 1.02 Termination of a Material Definitive Agreement

On January 4, 2024, Thermo Communications Funding, LLC (“Thermo”) defaulted us and our subsidiary SMARTSolution Technologies, Inc. (“SST”), terminated its senior secured asset backed lending agreement executed with us on February 28, 2022, and demanded repayment of $1,044,164.93. In its termination letter, Thermo claimed conversion of accounts receivable by SST that instead should have been remitted to its lockbox bank account directly by customers or forwarded by us to their offices. Since our last draw from the Thermo credit line on March 10, 2023, we have worked to protect our shareholders and creditors by obtaining lifeline funding and collecting past due accounts receivables to fund operations. We are working with Thermo to improve our collections and remittance processes, finance ongoing customer orders, and fund critical payables and expenses including payroll necessary to complete projects.

Thermo has indicated to us that they intend to foreclose on the SST business and plan to negotiate a supply agreement with our primary vendor to continue providing equipment to SST’s customers. Discussions between SST, Thermo, and our primary vendor are underway, and we expect a foreclosure by March 31, 2024. We anticipate the foreclosure will offset certain monies due to Thermo and eliminate substantial unsecured debt and non-critical accounts payable. As a result of the foregoing, we have instructed our accountants to carry SST as a discontinued operation to be held for sale, wind-down, or liquidation. There are no assurances negotiations will be successful or that we will successfully divest SST to Thermo or a third party.

On January 26, 2024, Aurous Financial terminated its purchase order (“PO”) loan facility with our subsidiary SMARTSolution Technologies, Inc. which we had previously used to finance backlogged equipment orders since its activation in August 2023. Aurous indicated that it was no longer a fit for their organization as order sizes for equipment plus 10% excess payments against past due balances to our primary vendor were not a fit for their business model. We currently have a zero balance with Aurous Financial and there are no disagreements between Aurous, Thermo, or SST related to the PO line.

Item 2.01 Completion of Acquisition or Disposition of Assets.

On February 6, 2024, we dissolved our wholly owned subsidiary Energy Intelligence Center LLC. We have assigned EIC’s assets including inventory in the LED, air disinfection, HVAC software, trade names, contractual agreements, and other items to our wholly owned subsidiary Diamond Technology Solutions, LLC.

Item 7.01 Regulation FD Disclosure.

We have entered into discussions and submitted a letter of intent (“LOI”) to acquire a provider of clean fuel technology products and services founded in 2007 that targets public markets (e.g., K12 schools), private markets (e.g., trucking/transportation), railway markets, shipping markets (barge, tugboat, global shipping), military markets, and global markets (via license). The target’s technology has been proven to reduce fuel consumption, greenhouse emissions, noxious gases, machine maintenance expenses and downtime, and the negative economic health impact of pollution. For branding purposes, we have purchased the URL’s www.2050fuel.com, www.2050fuels,com, www.2050diesel.com, and 2050coin.io. Management is meeting the business’ founder and management on February 21-22, 2024 at their headquarters. We plan to announce progress on our analysis and negotiations on or around February 27, 2024. There are no assurances we will be successful in negotiating, financing, or completing a transaction with the target by then or in the future.

A video discussing the clean fuel technology opportunity is available at the following link:

https://drive.google.com/file/d/1SMEAyxG98gvq84Ny7rGWXAdnX5rcREoM/view?usp=sharing

Item 8.01 Other Events.

To advise on our business plans and enhance shareholder value, we have appointed two executives with substantial business experience and technology vision/knowledge to our Advisory Board:

1)	Joshua F. Koch has been Founder, Chairman of the Board, Chief Innovation Officer, of EcoChem Alternative Fuels LLC (“EAF”; https://www.hpcdfuel.com/), a provider of clean fuel technology products and services, since 2007. A driven entrepreneur, inventor and author, in 2011, Mr. Koch led the company’s concept to commercialization efforts to create EAF’s patented fuel re-refinement technology and the brand known as High Performance Clean Diesel (“HPCD®”). Additionally, he developed a pilot “Licensing Program” for fuel distributors (Jobbers) successfully producing millions in gross revenues. In 2014, Mr. Koch authored the “Clean Fuel for Cities & Schools Initiative”, whose purpose was to create a community of likeminded, forward thinking government fleets to mitigate risk, reduce cost and share experiences with the program. The initiative was credited for millions in savings and reduced over 20,000,000 lbs. of pollution for Ohio Schools. Also in 2014, he formed High Performance Innovations for the development of patents and equipment manufacturing. Mr. Koch holds multiple patents and more pending and focuses on AI, BIG DATA, predictive and prescriptive analytics, wearable technology, health and longevity technology, gauss field and resonance frequency technology. From 2015 through 2017, Mr. Koch led the efforts to secure grants for testing and commercialization of additional product applications. As a result, in 2018 he engaged the Ohio State University - Center for Design and Manufacturing Excellence for the development of the Company’s latest product - The HPCD ® Smart Fuel & Fleet Station™. Mr. Koch has access to 17 national labs across the country along with multiple universities for the purpose of technology transfer opportunities and has developed or participated in numerous public private partnerships and served on multiple Boards of Directors.

2)	John S. Bolus has been President & Chief Executive Officer, Board Member of EcoChem Alternative Fuels LLC (“EAF”; https://www.hpcdfuel.com/), a provider of clean fuel technology products and services, since 2020. Mr. Bolus is a seasoned entrepreneur and C-Suite executive with 30 years’ business experience in domestic and international markets. Prior to joining EAF, Mr. Bolus founded VidaCom Group in June of 2007 and served as Chief Executive Officer, where he established its Brazilian subsidiary IVAS Brasil to market VoIP services, IP/data services and video streaming to Brazilian businesses and Catholic Church entities. VidaCom Group was sold in 2014 to a large Brazilian Telecom operator. In 1998, Mr. Bolus co-founded Millennium 3 Communications (“M3COM”), which grew into an international firm with offices in Asia, Europe and the U.S., dealing in the sale and leasing of trans-Pacific and trans-Atlantic undersea fiber optic cable and related services. While he was President and Chief Executive Officer, the Company was able to build significant relationships and agreements with government-controlled and private telecommunications entities throughout Asia. Before founding M3COM, he was Chief Executive Officer of Teton Telecommunications, a privately owned consulting firm and an independent broker of telecommunications products and services. Teton Telecommunications served over 40 different agent organizations throughout the United States with agreements covering several telecommunications products and services that helped produce an 800% return on investment. Prior to Teton Telecommunications, Mr. Bolus served as a Director, President and Chief Operating Officer of Phonetel Technologies, a payphone and operator service company that eventually went public. During his tenure at Phonetel, Mr. Bolus was able to double the company’s revenue through a base of 26 agents and increase shareholder value by 400%. Additionally, Mr. Bolus co-founded and was Executive Vice President of Washington D.C.-based Cleartel Communications, Inc., one of the first companies to compete with AT&T in the operator services market.

Both Mr. Koch and Mr. Bolus have been appointed to three-year Advisory Board terms and issued 40,000,000 common stock purchase warrants with an exercise price of $0.0005 and a three-year expiration. Mr. Koch and Mr. Bolus join current Advisory Board members Dilip Limaye, a businessperson and entrepreneur who advises the World Bank and is consulting on commercial, industrial, and utility scale solar power projects, Senator Gerald Dial of Alabama, and Representative Robert Kosowski of Michigan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FOMO WORLDWIDE, INC.

Date: February 20, 2023	By:	/s/ Vikram Grover
Vikram Grover
Chief Executive Officer